April 27, 2000
In the office of Dean Heller
Dean Heller Secretary of State


                         ARTICLES OF INCORPORATION

                                    OF

                      MEDIA AND ENTERTAINMENT.COM, INC.

1.	Name of Company:

Media and Entertainment, Inc.

2. Resident Agent:

The resident agent of the Company is:

GoPublicCentral.com, Inc.
500 N. Rainbow Boulevard, Suite 300
Las Vegas, Nevada 89107

3.   Board of Directors:

The Company shall initially have one director (1) "who is Roger Paglia whose address is 500 North Rainbow Boulevard, Suite 300, Las Vegas, Nevada 99107. This individual shall serve as director until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.


4.   Authorized Shares:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 20,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/ or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/ or Preferred Stock may be issued for such consideration as may be fixed from time to time by &e Board of Directors. The Board of Directors may issue such share of Common and/ or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or Qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

5.   Preemptive Rights and Assessment of Shares:

Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into sham of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.


The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation nor for any other purpose, and no Common Stock issued as fully paid shall ever be assemble or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

6.   Directors' and Officers' Liability

A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) am or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for am or omissions prior to such repeal or modification.

7.   Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.
Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer

8.   Amendments

Subject at all times to the expense provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, after, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9.   Power of Directors

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized:


(a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b) To authorize and caused to be executed mortgages and liens, with or without linqitations as to amount, upon the real and personal property of the corporation;

(c) To authorize the guaranty by the corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the corporation available for dividends a reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

IN WITNESS WBEREOF, I hereunder set my hand this Wednesday, April 26, 2000, hereby declaring and certifying that the facts stated herein above are true.

Signature of Incorporator

Name:          Ted D. Campbell II
Address:       500 N. Rainbow Blvd., Suite 300
               Las Vegas, Nevada 89107

Signature:    /s/Ted Campbell


State of Nevada )
County of Clark )

This instrument was acknowledged before me on Wednesday, April
26,2000, by Ted D. Campbell II.


/s/ Linda Kay Ison
Notary Public Signature


Certificate of Acceptance of Appointment as Resident Agent: I, Ted D. Campbell 11, as the president of GoPublicCentral.com, Inc. (GFIC), hereby accept appointment of GPC as the resident agent for the above referenced company.

Signature:     /s/Ted D. Campbell
               Ted D. Campbell II for GPC

Certificate of Amendment to Articles of Incorporation For Nevada
----------------------------------------------------------------
                     Profit Corporation
                     ------------------
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                  -Remit in Duplicate-

1. Name of Corporation: Media and Entertainment, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1:    Name of the Company:

Media and Entertainment.com, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 3,250,000 100%.*
                                    ---------------


4. Signature (Required)

/S/ Roger Paglia                       /s/ Benedict Paglia
    Roger Paglia                           Benedict Paglia
President or Vice President   and   Secretary or Asst. Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise- required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.